Exhibit 10.1

THIRD AMENDMENT TO LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS

THIS THIRD AMENDMENT TO LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS (this “Amendment”), dated as of  July 22, 2016, is among GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation (the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders (the “Administrative Agent”), the LENDERS (as defined in the Credit Agreement defined below) signing this Amendment, and WELLS FARGO BANK, NATIONAL ASSOCIATION, in its capacity as Swingline Lender and in its capacity as Issuing Lender.

RECITALS

A.                                    The Borrower, the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender are parties to that certain Credit Agreement, dated as of February 21, 2012, as amended by that certain First Amendment to Credit Agreement and First Amendment to Security Agreement, dated as of April 25, 2012, that certain Second Amendment to Credit Agreement, dated as of July 19, 2012, that certain Third Amendment and Limited Waiver to Credit Agreement and Second Amendment to Security Agreement, dated as of March 4, 2013, but effective as of December 7, 2012, that certain Lender Joinder Agreement, effective as of December 17, 2013, that certain Fourth Amendment and Limited Waiver to Credit Agreement, dated as of December 22, 2014, that certain Fifth Amendment and Limited Waiver to Credit Agreement, dated as of May 28, 2015, that certain Limited Waiver and Sixth Amendment to Credit Agreement, dated as of June 30, 2015, that certain Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of August 31, 2015, that certain First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of December 11, 2015 and that certain Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of March 25, 2016 (as amended, the “Credit Agreement”).

B.                                    Prior to the execution and delivery of the Limited Waiver and Sixth Amendment to Credit Agreement, dated as of June 30, 2015 (the “Limited Waiver and Sixth Amendment to Credit Agreement”), the Borrower informed the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender that (i) the previously delivered audited financial statements for the Fiscal Year ending December 31, 2014 and accompanying Officer’s Compliance Certificate were incorrect, (ii) the representations set forth in Section 6.26 of the Credit Agreement regarding such financial statements and accompanying Officer’s Compliance Certificate were incorrect each time such representations were made and (iii) as a result of such incorrect financial statements, the Borrower had failed to keep proper books, records and accounts in accordance with Section 7.7 of the Credit Agreement.  The failure to keep proper books, records and accounts and the delivery of incorrect financial statements for the Fiscal Year ending December 31, 2014, together with an inaccurate Officer’s Compliance Certificate constituted a breach of Sections 6.26, 7.1(a), 7.2(a) and 7.7 of the Credit Agreement, and constituted Events of Default under Sections 9.1(c), (d) and (e) of the Credit Agreement (collectively, the “Original Known Existing Events of Default”).

C.                                    Pursuant to the Limited Waiver and Sixth Amendment to Credit Agreement, the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agreed, among other things, to (i) temporarily waive the Original Known Existing Events of Default until August 31, 2015 subject to the terms and conditions of the Limited Waiver and Sixth Amendment to Credit Agreement and (ii) extend the period of time for the delivery of the restated audited financial statements for the Fiscal

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Year ending December 31, 2014 and related corrected Officer’s Compliance Certificate and for delivery of the quarterly financial statements for the  Borrower’s fiscal quarters ended on or about March 29, 2015 and June 28, 2015 and accompanying Officer’s Compliance Certificates.

D.                                    Pursuant to the Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents, dated as of August 31, 2015 (the “Original Limited Waiver and Seventh Amendment to Credit Agreement”), the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agreed to (i) further temporarily waive the Original Known Existing Events of Default until February 15, 2016 subject to the terms and conditions of the Limited Waiver and Seventh Amendment to Credit Agreement, (ii) further extend the period of time for  delivery of the restated audited financial statements for the Fiscal Year ending December 31, 2014 and related corrected Officer’s Compliance Certificate and for delivery of the quarterly financial statements for the fiscal quarters ended on or about March 29, 2015 and June 28, 2015 and related Officer’s Compliance Certificate, and (iii) amend certain provisions of the Credit Agreement and the other Loan Documents.

E.                                     Following the occurrence of various Waiver Termination Events under the Original Limited Waiver and Seventh Amendment to Credit Agreement, as amended by that certain First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents dated as of December 11, 2015 (the “First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement”), the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agreed to (i) reset and extend until February 15, 2016 the temporary limited waiver under the Original Limited Waiver and Seventh Amendment to Credit Agreement, and (ii) amend certain of the provisions of the Credit Agreement and the Original Limited Waiver and Seventh Amendment to Credit Agreement.

F.                                      Following the occurrence of additional Waiver Termination Events under the Original Limited Waiver and Seventh Amendment to Credit Agreement (as amended by the First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement), pursuant to that certain Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents dated as of March 25, 2016 (the “Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement”), the Administrative Agent, the Lenders, the Swingline Lender and the Issuing Lender agreed to (i) reset and extend until May 15, 2016 the temporary limited waiver under the Original Limited Waiver and Seventh Amendment to Credit Agreement, and (ii) amend certain of the provisions of the Credit Agreement and the Original Limited Waiver and Seventh Amendment to Credit Agreement.

G.                                    On May 15, 2016, the Stated Waiver Termination Date as in effect pursuant to the Original Limited Waiver and Seventh Amendment to Credit Agreement (as amended by the First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and the Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement) occurred, resulting in the occurrence of a new Waiver Termination Event. Pursuant to various correspondence, telephone conferences and a letter dated June 30, 2016 from the Administrative Agent to the Borrower (the “June 2016 Notice Letter”), the Administrative Agent (i) notified the Borrower of the Waiver Termination Event arising under the Limited Waiver and Seventh Amendment to Credit Agreement (as defined below) as a result of the passage of the Stated Waiver Termination Date, (ii) notified the Borrower that all temporary waivers under the Limited Waiver and Seventh Amendment to Credit Agreement had terminated, and (iii) reserved all rights and remedies available under the Loan Documents and otherwise.  As used in these recitals, the Original Limited Waiver and Seventh Amendment to Credit Agreement, as amended by the First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and as amended by the Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement, is herein referred to as the “Limited Waiver and Seventh Amendment to Credit Agreement”.

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H.                                   The Borrower has requested that the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender agree to (i) reset and extend the temporary limited waiver under the Limited Waiver and Seventh Amendment to Credit Agreement by temporarily waiving the Waiver Termination Event identified in the June 2016 Notice Letter and in Recital G above, including the Event of Default resulting from the event that caused such Waiver Termination Event, and by temporarily waiving the Original Known Existing Events of Default and the Anticipated Events of Default pursuant to the terms and conditions of this Amendment, and (ii) amend certain of the provisions of the Credit Agreement and the Limited Waiver and Seventh Amendment to Credit Agreement pursuant to the terms and conditions of this Amendment.

I.                                        The Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender are willing to agree to such requests of the Borrower subject to the terms and conditions of this Amendment.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender hereby agree as follows:

1.                                      DEFINITIONS.  All capitalized terms used in this Amendment (including in the Recitals to this Amendment) which are not expressly defined in this Amendment shall have the meanings given to them in the Credit Agreement or the Limited Waiver and Seventh Amendment to Credit Agreement, as applicable.

2.                                      ACKNOWLEDGMENTS OF THE BORROWER.  The Borrower hereby acknowledges and agrees as follows:

(a)                                 Recitals.  The Recitals to this Amendment are true and correct.

(b)                                 Loan Documents.  The Credit Agreement and the Limited Waiver and Seventh Amendment to Credit Agreement, each as amended by this Amendment, and each of the other Loan Documents are the legal, valid and binding agreements of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditor’s rights in general and the availability of equitable remedies, regardless of whether considered in a proceeding in equity or at law.

(c)                                  Obligations.  As of the Third Amendment to Limited Waiver Agreement Effective Date, the Obligations of the Credit Parties under the Loan Documents are not subject to any restriction, setoff, deduction, claim, counterclaim or defense of any kind or character whatsoever.

(d)                                 Outstanding Principal in Respect of the Revolving Credit Loans and the L/C Obligations.  The outstanding principal balance of the Revolving Credit Loans and the L/C Obligations as of July 20, 2016 are as set forth on Schedule A attached to this Amendment and made a part of this Amendment.

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3.                                      AMENDMENTS TO LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT.

(a)                                 Section 1 of the Limited Waiver and Seventh Amendment to Credit Agreement is hereby amended by amending or adding, as applicable, the following definitions to read as follows:

“Anticipated Events of Default” means any Default or Event of Default arising from the Borrower’s anticipated failure to comply with the financial covenants set forth in Section 8.15(a) and Section 8.15(b) of the Credit Agreement for the Fiscal Years ending December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015, each of the fiscal quarters ended within such Fiscal Years, and the fiscal quarters ended on or about March 31, 2016 and June 30, 2016.

“Consolidated Adjusted EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP: (a) Consolidated Net Income for such period plus (b) the sum of the following, without duplication, to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes accrued during such period, (ii) Consolidated Interest Expense for such period, (iii) amortization, depreciation and other non-cash items for such period, including any non-cash write-downs or non-cash write-offs including fixed asset impairments or write-downs, intangible asset impairments and deferred tax asset write-offs (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) extraordinary losses during such period (excluding extraordinary losses from asset dispositions, severance and discontinued operations, unless such asset disposition, severance  or discontinued operations costs have been approved in writing by Administrative Agent), (v) non-cash stock compensation expense, (vi) out-of-pocket costs and expenses paid in cash by the Borrower attributable to the restatement of Borrower’s financial statements, and (vii) out-of-pocket costs and expenses paid or reimbursed in cash by the Borrower attributable to (A) the consultants and appraisers engaged by the Administrative Agent pursuant to Section 4(j), Section 4(p) and Section 5 of the Agreement, (B) visits and inspections made by the Administrative Agent pursuant to Section 7.13 of the Credit Agreement and (C) legal costs and expenses incurred by the Administrative Agent and/or the Lenders in connection with this Agreement, less (c) interest income, Federal, state, local and foreign income tax benefits, write-ups, re-evaluations and non-cash gains resulting from the marking or re-evaluation of any asset and any extraordinary gains during such period.

“Known Existing Events of Default” means, collectively, the Original Known Existing Events of Default, the Additional Known Existing Events of Default as defined in the Recitals to the First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and the Known Existing Waiver Termination Events.

“Known Existing Waiver Termination Events” means the existing Waiver Termination Events identified in (a) Recitals E, F, G and H of the First Amendment to Limited Waiver and Seventh Amendment to Credit Agreement, (b) Recital F of the Second Amendment to Limited Waiver and Seventh Amendment to Credit Agreement, and (c) Recital G of the Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement.

“Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement” means that certain Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents dated as of July    , 2016, by and among

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the Borrower, the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender, and acknowledged and agreed to by each of the Subsidiary Guarantors.

“Third Amendment to Limited Waiver Agreement Effective Date” means the date on which all of the conditions to the effectiveness of the Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement set forth in Section 6 of the Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement have been satisfied to the satisfaction of the Administrative Agent.

“Stated Waiver Termination Date” means October 31, 2016.

(b)                                 Section 4 of the Limited Waiver and Seventh Amendment to Credit Agreement is amended by amending and restating subsection (e) in its entirety to read as follows:

(e)                                  [Reserved.]

(c)                                  Section 4 of the Limited Waiver and Seventh Amendment to Credit Agreement is amended by amending and restating subsection (i) in its entirety to read as follows:

(i)                                     Financial Covenants. The Borrower shall (A) achieve Consolidated Adjusted EBITDA of not less than the amounts set forth on Schedule A to this Agreement and made a part of this Agreement; (B) maintain Liquidity of not less than the amounts set forth on Schedule A to this Agreement and made a part of this Agreement; and (C) not permit certain restatement-related expenses incurred and paid by Borrower to exceed the amount set forth on Schedule A to this Agreement and made a part of this Agreement.

(d)                                 Section 4 of the Limited Waiver and Seventh Amendment to Credit Agreement is amended by amending and restating subsection (n) in its entirety to read as follows:

(n)                                 Application of Cash Collateral and Other Collections and Proceeds of Collateral to the Secured Obligations.  From and after the Third Amendment to Limited Waiver Agreement Effective Date, the Borrower will, and will cause each Subsidiary to, (i) instruct all account debtors to make payments due to the Borrower or any Subsidiary directly to a special lockbox under the control of the Administrative Agent or to a deposit account designated by the Administrative Agent, with each such payment to be made either by wire transfer, ACH or such other means as the Administrative Agent may direct or approve, and (ii) immediately deposit all checks, drafts, cash and other payments and proceeds received by the Borrower or any Subsidiary into a collateral account established by the Administrative Agent for the deposit of such amounts and payments (such account, as it may be re-numbered or re-captioned from time to time, together with all subaccounts thereof and any duplicate, corollary or replacement account thereof, the “Collection Account”). The Borrower, for itself and on behalf of each Subsidiary, hereby authorizes and directs the Administrative Agent to deposit all checks, drafts, cash and other payments and proceeds received in said lockbox into the Collection Account. If the Borrower or any Subsidiary receives a payment of the proceeds of Collateral directly, the Borrower will promptly deposit the payment or such proceeds into the Collection Account, and until so deposited, the Borrower or such Subsidiary, as applicable, agrees to hold all such payments and proceeds in trust for the Administrative Agent without commingling with other funds or property. All cash Collateral and all other collections and proceeds of Collateral received by the Borrower or any other Credit Party will be applied daily to repay to the Secured Obligations. The Borrower agrees to execute such additional agreements and documents as the Administrative Agent may

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from time to time request to establish the control of the Administrative Agent over such lockbox and the Collection Account and to otherwise effectuate this clause (n).

(e)                                  Section 4 of the Limited Waiver and Seventh Amendment to Credit Agreement is amended by adding the following subsections (p) and (q) after existing Section 4(o):

(p)                                 Additional Engagement. No later than the earlier of August 19, 2016 and 30 days after the Third Amendment to Limited Waiver Agreement Effective Date, the Borrower will engage a consultant to provide the services described on Schedule A to this Agreement and made a part of this Agreement, on the terms set forth on Schedule A.

(q)                                 Periodic Meetings. The Borrower will cause each of the division heads of the Borrower’s and its Subsidiaries’ business units to be available to meet (in person or by telephone) with any consultant or representative designated by the Administrative Agent at least once each month to discuss performance, progress with respect to projected performance and other initiatives and to share other information requested from time to time by such consultant or representative.

(f)                                   Schedule A attached to the Limited Waiver and Seventh Amendment to Credit Agreement is amended and restated in its entirety in the form of Schedule A attached to this Amendment.

4.                                      AMENDMENTS TO CREDIT AGREEMENT.

(a)                                 From and after the Third Amendment to Limited Waiver Agreement Effective Date, Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Asset Coverage Test Amount” means, as of any date of measurement, the sum of the following: (a) 80% of the gross amount of all domestic accounts receivable of the Credit Parties, determined as of the last day of the immediately preceding month; plus (b) 30% of the stated book value of all domestic inventory owned by the Credit Parties, determined as of the last day of the immediately preceding month; plus (c) 65% of the domestic cost in excess of billings of the Credit Parties, determined as of the last day of the immediately preceding month; minus (d) $5,000,000. As used in this definition, “domestic” means those assets which are booked and owned by the Borrower or one of its Domestic Subsidiaries (in the case of accounts receivable or cost in excess of billing) or owned by the Borrower or one of its Domestic Subsidiaries and located in the United States (in the case of inventory).

“Liquidity” means, as of any date of determination, the sum of (a) the maximum aggregate principal amount of Revolving Credit Loans available to the Borrower under Section 2.1 after giving effect to the Dollar Amount of all Revolving Extensions of Credit, subject to the Revolving Credit Loan Cap Amount, plus (b) the Dollar Amount of unrestricted domestic cash and Cash Equivalents on hand of the Borrower and its Subsidiaries.

“Pending Transaction” has the meaning set forth on Schedule A to the Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents.

“Revolving Credit Loan Cap Amount” means, as of any date of determination: (a) (i) during the period from the Third Amendment to Limited Waiver Agreement Effective Date until the earlier of September 30, 2016 and the date on which the Borrower completes the Pending Transaction (such earlier date, the “First Stepdown Date”), $69,000,000, (ii) during the period

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from the First Stepdown Date until December 31, 2016, the lower of (A) $65,000,000 and (B) $69,000,000 minus the Net Cash Proceeds from the Pending Transaction, and (iii) from and after December 31, 2016, $62,000,000, minus (b) the aggregate amount of all mandatory repayments required to be made by the Borrower under Section 2.4(b)(vi), Section 2.4(b)(vii) (other than as a result of the completion of the Pending Transaction prior to September 30, 2016), Section 2.4(b)(viii), Section 2.4(b)(ix) or Section 2.4(b)(x) through the date of such determination.

“Third Amendment to Limited Waiver Agreement Effective Date” has the meaning given such term in the Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement and Amendment to Other Loan Documents dated as of July   , 2016, by and among the Borrower, the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender, and acknowledged and agreed to by each of the Subsidiary Guarantors.

(b)                                 From and after the Third Amendment to Limited Waiver Agreement Effective Date, the penultimate sentence contained in Section 2.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

Notwithstanding anything to the contrary in this Agreement, the maximum aggregate principal amount of Revolving Credit Loans which may be outstanding at any time under this Agreement shall not exceed (A) during the period from the Third Amendment to Limited Waiver Agreement Effective Date through and including July 31, 2016, the Revolving Credit Loan Cap Amount, and (B) during the period commencing on August 1, 2016 and continuing thereafter, the lesser of (x) the Revolving Credit Loan Cap Amount and (y) the Asset Coverage Test Amount. The Credit Parties agree that the Lenders have no obligation to make available Revolving Credit Loans in excess of the amount permitted pursuant to the foregoing sentence.

(c)                                  From and after the Third Amendment to Limited Waiver Agreement Effective Date, Section 2.3(a) of the Credit Agreement is amended by adding the following new sentence to the end thereof, to read as follows:

Each Notice of Borrowing shall also contain a certification of the aggregate Liquidity of the Borrower after giving effect to the requested Loan, including a certification of the aggregate amount of unrestricted domestic cash and Cash Equivalents on hand as of the date of such request.

(d)                                 From and after the Third Amendment to Limited Waiver Agreement Effective Date, Section 2.4(b)(iv) of the Credit Agreement is amended by adding the following new sentence to the end thereof, to read as follows:

From August 1, 2016 and thereafter, if on any day the aggregate outstanding principal amount of Revolving Credit Loans exceeds the Asset Coverage Test Amount as of such day, the Borrower shall (1) first, to the extent necessary to eliminate such excess amount, immediately repay outstanding Revolving Credit Loans which are Base Rate Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day), if any, in an amount equal to such excess amount, and (2) second, if any such excess remains, to the extent necessary to eliminate such excess amount, immediately repay outstanding Revolving Credit Loans which are LIBOR Rate Loans denominated in Dollars (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day) in an amount equal to such remaining excess amount.

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(e)                                  From and after the Third Amendment to Limited Waiver Agreement Effective Date, Section 7.1 of the Credit Agreement is amended by adding the following new clauses (g) and (h) thereto, to read as follows:

(g)                                  Restated Financials for Prior Periods. As soon as available and in any event no later than September 30, 2016, restated Consolidated balance sheets of the Borrower and its Subsidiaries as of the close of each of the Fiscal Years ended December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015 and the fiscal quarters ended March 29, 2015, June 28, 2015, September 27, 2015, April 3, 2016 and on or about June 30, 2016, together with Consolidated statements of income, retained earnings and cash flows including the notes thereto for each such Fiscal Year or such fiscal quarter, as applicable, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. All such annual financial statements shall be audited by an independent certified public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, and accompanied by a report and opinion thereon by such certified public accountants prepared in accordance with generally accepted auditing standards that is not subject to any “going concern” or similar qualification or exception or any qualification as to the scope of such audit or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

(h)                                 Asset Coverage Test Amount.  Commencing August 1, 2016 (with respect to the month ending July 31, 2016), as soon as practicable and in any event within twenty (20) days after the end of each month, a calculation of the Asset Coverage Test Amount, in form and detail acceptable to the Administrative Agent and certified by the principal financial officer of the Borrower in substantially the form attached as Exhibit I.

(f)                                   From and after the Third Amendment to Limited Waiver Agreement Effective Date, Section 7.15 of the Credit Agreement is amended by adding the following new sentence to the end thereof, to read as follows:

The Borrower will not permit at any time outstanding borrowed amounts to materially exceed those required, taking into account unrestricted cash and Cash Equivalents on hand and expected near term receipts, it being understood that borrowed amounts should only be sufficient to enable the Borrower to meet its anticipated near-term obligations and expenses.

(g)                                  From and after the Third Amendment to Limited Waiver Agreement Effective Date, Section 8.14 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 8.14                             Capital Expenditures. Permit the aggregate amount of all Capital Expenditures to exceed the amounts set forth below with respect to the Fiscal Year-to-date period identified for such period:

Fiscal Year-to-date Period Ending	Maximum Capital Expenditures
July 31, 2016	$2,830,000
August 28, 2016	$2,865,000
October 2, 2016	$3,240,000

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The aggregate amount of Capital Expenditures incurred or made during the Fiscal Year-to-Date period ending as of each month end shall be certified to the Administrative Agent and the Lenders on a monthly basis by a Responsible Officer.

(h)                                 From and after the Third Amendment to Limited Waiver Agreement Effective Date, Exhibit B attached to the Credit Agreement is amended and restated in the form of Exhibit A attached to this Amendment.

(i)                                     From and after the Third Amendment to Limited Waiver Agreement Effective Date, the Credit Agreement is amended by adding a new Exhibit I thereto in the form of Exhibit B attached to this Amendment.

5.                                      REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT.  By its execution and delivery of this Amendment, the Borrower represents and warrants that, as of the Third Amendment to Limited Waiver Agreement Effective Date:

(a)                                 other than the representations and warranties with respect to the previously delivered financial statements for Fiscal Year 2012, Fiscal Year 2013, Fiscal Year 2014 and Fiscal Year 2015, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, on and as of the date hereof as made on and as of such date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects on and as of the date hereof as if made on and as of such date, (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, in which case such representation and warranty shall be true and correct in all respects as of such earlier date);

(b)                                 no event has occurred and is continuing which constitutes a Default or an Event of Default except for the Known Existing Events of Default and the Anticipated Events of Default and no event has occurred and is continuing which constitutes a Waiver Termination Event except for the Known Existing Waiver Termination Events;

(c)                                  (i) the Borrower and each other Credit Party has full power and authority to execute and deliver this Amendment, (ii) this Amendment has been duly executed and delivered by the Borrower and each other Credit Party, and (iii) each of the Limited Waiver and Seventh Amendment to Credit Agreement, as amended by this Amendment, the Credit Agreement, as amended by the Limited Waiver and Seventh Amendment to Credit Agreement, and the other Loan Documents, as amended by this Amendment, constitutes the legal, valid and binding obligations of the Borrower and the other Credit Parties party thereto, enforceable against the Borrower or such Credit Party, as applicable, in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(d)                                 neither the execution, delivery and performance of this Amendment, nor the consummation of any transactions contemplated herein, will conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which the Borrower or any other Credit Party is a party or by which any of its properties may be bound or any Governmental Approval relating to the Borrower or to any Credit Party, except to the extent such conflict, breach or

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default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; and

(e)                                  no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person not already obtained (including the Board of Directors (or other similar governing body) of the Borrower and of each other Credit Party) is required for the execution, delivery or performance of this Amendment by the Borrower and the other Credit Parties.

6.                                      CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.  This Amendment shall be effective upon satisfaction of each of the following conditions precedent to the satisfaction of the Administrative Agent:

(a)                                 the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender;

(b)                                 the Administrative Agent shall have received counterparts of this Amendment, duly executed by the Borrower and duly acknowledged and agreed to by each Subsidiary Guarantor;

(c)                                  the Administrative Agent shall have received from the Borrower, for the account of each Lender which has timely executed this Amendment, a waiver and amendment fee equal to fifty basis points (0.50%) of the Revolving Credit Commitment of such Lender (based upon the Aggregate Revolving Commitments of the Lenders of $69,000,000 after giving effect to this Amendment), which waiver and amendment fee shall be fully earned and non-refundable upon receipt;

(d)                                 the Administrative Agent shall have received from the Borrower payment of all costs and fees of the Administrative Agent which are unpaid and invoiced prior to the date of this Amendment, including those costs and fees related to travel costs and expenses, appraisals of real estate, appraisals of machinery and equipment, environmental reports, title insurance, legal fees and expenses and other out-of-pocket expenses; and

(e)                                  the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall reasonably require.

7.                                      REFERENCES.

(a)                                 Upon the Third Amendment to Limited Waiver Agreement Effective Date, each reference in the Credit Agreement to “this Agreement” or words of like import and each reference in any other Loan Document to the “Credit Agreement” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)                                 Upon the Third Amendment to Limited Waiver Agreement Effective Date, each reference in the Limited Waiver and Seventh Amendment to Credit Agreement to “this Agreement” or words of like import shall mean and be a reference the Limited Waiver and Seventh Amendment to Credit Agreement, as amended by this Amendment.

(c)                                  The Credit Agreement, the Limited Waiver and Seventh Amendment to Credit Agreement and the other Loan Documents, as amended by this Amendment, shall remain in full force and effect and are hereby ratified and confirmed.

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8.                                      RELEASE.  As a material part of the consideration for the Administrative Agent, the Required Lenders, the Swingline Lender and the Issuing Lender entering into this Amendment, the Borrower and each Subsidiary Guarantor (collectively, the “Releasors”) agree as follows (the “Release Provision”):

(a)                                 The Releasors, jointly and severally, hereby release and forever discharge the Administrative Agent, the Swingline Lender, the Issuing Lender, each Lender and the Administrative Agent’s, the Swingline Lender’s, Issuing Lender’s and each Lender’s predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys and other professionals, representatives, parent corporations, subsidiaries, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, agreements, covenants, suits, contracts, obligations, liabilities, accounts, offsets, rights, actions, and causes of action of any nature whatsoever and whether arising at law or in equity, presently possessed, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, presently accrued, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted arising out of, arising under or related to the Loan Documents (collectively, the “Claims”), that Releasors may have or allege to have against any or all of the Lender Group and that arise from events occurring before the Third Amendment to Limited Waiver Agreement Effective Date.

(b)                                 The Releasors agree not to sue any of the Lender Group nor in any way assist any other person or entity in suing the Lender Group with respect to any of the Claims released herein.  The Release Provision may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the release contained herein.

(c)                                  The Releasors acknowledge, warrant, and represent to Lender Group that:

(i)                                    The Releasors have read and understand the effect of the Release Provision.  The Releasors have had the assistance of independent counsel of their own choice, or have had the opportunity to retain such independent counsel, in reviewing, discussing, and considering all the terms of the Release Provision; and if counsel was retained, counsel for Releasors has read and considered the Release Provision and advised Releasors with respect to the same.  Before execution of this Amendment, the Releasors have had adequate opportunity to make whatever investigation or inquiry they may deem necessary or desirable in connection with the subject matter of the Release Provision.

(ii)                                The Releasors are not acting in reliance on any representation, understanding, or agreement not expressly set forth herein.  The Releasors acknowledge that Lender Group has not made any representation with respect to the Release Provision except as expressly set forth herein.

(iii)                            The Releasors have executed this Amendment and the Release Provision thereof as a free and voluntary act, without any duress, coercion, or undue influence exerted by or on behalf of any person or entity.

(iv)                             The Releasors are the sole owners of the Claims released by the Release Provision, and the Releasors have not heretofore conveyed or assigned any interest in any such Claims to any other person or entity.

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(d)                                 The Releasors understand that the Release Provision was a material consideration in the agreement of the Administrative Agent, Swingline Lender, Issuing Lender and each Lender to enter into this Amendment.

(e)                                  It is the express intent of the Releasors that the release and discharge set forth in the Release Provision be construed as broadly as possible in favor of Lender Group so as to foreclose forever the assertion by the Releasors of any Claims released hereby against Lender Group.

(f)                                   If any term, provision, covenant, or condition of the Release Provision is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable, the remainder of the provisions shall remain in full force and effect.

(g)                                 The Releasors acknowledge that they may hereafter discover facts in addition to or different from those that they now know or believe with respect to the Claims released herein, but the Releasors expressly shall have and intend to fully, finally and forever have released and discharged any and all such Claims.  The Releasors expressly waive any provision of statutory or decisional law to the effect that a general release does not extend to Claims that the releasing party does not know or suspect to exist in such party’s favor at the time of executing the release.

9.                                      COSTS, EXPENSES AND TAXES.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

10.                               SUBSIDIARY GUARANTORS’ ACKNOWLEDGMENT AND AGREEMENT.  By signing below, each Subsidiary Guarantor (a) acknowledges, consents and agrees to this Amendment, (b) acknowledges and agrees to any amendment to its obligations in respect of the Subsidiary Guaranty Agreement made pursuant to this Amendment, (c) acknowledges and agrees that its obligations in respect of the Subsidiary Guaranty Agreement and the Security Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this Amendment or any of the provisions contemplated herein, (d) ratifies and confirms its obligations under the Subsidiary Guaranty Agreement and the Security Agreement, and (e) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, the Subsidiary Guaranty Agreement, the Security Agreement or any other Loan Documents or Obligations.

11.                               EXECUTION IN COUNTERPARTS.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.  For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original.  The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

12.                               GOVERNING LAW.  This Amendment and the other Loan Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment or any other Loan Document (except, as to any other Loan Document, as

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expressly set forth therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the law of the State of New York.

13.                               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

14.                               HEADINGS.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

15.                               ENTIRE AGREEMENT.  THIS AMENDMENT IS A LOAN DOCUMENT.  THE LIMITED WAIVER AND SEVENTH AMENDMENT TO CREDIT AGREEMENT AND THE CREDIT AGREEMENT, EACH AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL  AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, this Amendment is executed as of the date first set forth above.

BORROWER:

GLOBAL POWER EQUIPMENT GROUP INC.

By:	/s/ Craig Holmes
Name: /s/Craig Holmes
Title: Senior Vice President of Finance

Signature Page to Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

ADMINISTRATIVE AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, the Issuing Lender and Lender

By:	/s/ Kristine B. Netjes
Name: Kristine B. Netjes
Title: Senior Vice President

Signature Page to Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

U.S. BANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ Matthew Karki
Name: Matthew Karki
Title: Vice President

Signature Page to Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

BRANCH BANKING AND TRUST COMPANY,
as Lender

By:	/s/ Mitch Turknett
Name: Mitch Turknett
Title: Senior Vice President

Signature Page to Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ R. Alan Green
Name: R. Alan Green
Title: Authorized Officer

Signature Page to Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents

ACKNOWLEDGED AND AGREED TO:

AS SUBSIDIARY GUARANTORS:

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C.
BRADEN MANUFACTURING, L.L.C.
WILLIAMS INDUSTRIAL SERVICES, LLC
WILLIAMS SPECIALTY SERVICES, LLC
WILLIAMS PLANT SERVICES, LLC
CONSTRUCTION & MAINTENANCE PROFESSIONALS, LLC
WILLIAMS GLOBAL SERVICES, INC.
KOONTZ-WAGNER CUSTOM CONTROLS HOLDINGS LLC
TOG HOLDINGS, INC.
TOG MANUFACTURING COMPANY, INC.
GPEG, LLC
HETSCO HOLDINGS, INC.
HETSCO, INC.
GLOBAL POWER TECHNICAL SERVICES, INC.
BRADEN HOLDINGS, LLC
GLOBAL POWER PROFESSIONAL SERVICES INC.
BRADEN CONSTRUCTION SERVICES, INC.
STEAM ENTERPRISES LLC

By:	/s/ Erin Gonzalez
Name: Erin Gonzalez
Title: Vice President and Treasurer

Signature Page to Third Amendment to Limited Waiver and Seventh Amendment to Credit Agreement
and Amendment to Other Loan Documents